UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2008

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Compensatory Arrangements of Certain Officers.

Severance Agreement

     On March 25, 2008, the Compensation Committee (the "Committee") of the Board of Directors of Gottschalks Inc. (the "Company") approved the Company's entry into a revised Severance Agreement (the "Severance Agreement") with Daniel T. Warzenski, Vice President and Chief Financial Officer.

     In the event the officer's employment is terminated by the Company without cause, the Severance Agreement provides for a basic severance benefit consisting of continuation for twelve months of the officer's salary, payable in accordance with the Company's normal payroll practice. If, however, the officer's employment is terminated under certain circumstances following consummation of a Corporate Transaction, the Severance Agreement provides instead for an enhanced severance benefit consisting of a lump sum payment of twelve months of the officer's salary and continuation for twelve months of medical care benefits.

     A copy of the form of Severance Agreement is attached hereto as Exhibit 10.1 and is herein incorporated by reference. Capitalized terms used herein and not otherwise defined have the meaning given in the Severance Agreement. The foregoing description of the Severance Agreement is qualified in its entirety by reference to the full text of the Severance Agreement.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.
Exhibit No.	Description
10.1	Gottschalks Inc. Form of Severance Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

March 31, 2008	By: /s/ James R. Famalette James R. Famalette Chairman and Chief Executive Officer

March 31, 2008	By: /s/ Daniel T. Warzenski Daniel T. Warzenski Vice President and Chief Financial Officer

INDEX TO EXHIBITS
Exhibit No.	Description
10.1	Gottschalks Inc. Form of Severance Agreement. Also provided in PDF format as a courtesy.